EXHIBIT 10.1

SUMMARY OF 2006 BONUS AWARD SCHEDULE

The following summarizes the amounts awarded to the Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc. (the “Company”), Daniel R. Lee, for 2006 as a cash bonus and a deferred bonus as permitted under Mr. Lee’s employment agreement:

Name and Title	2006 Cash Bonus	2006 Deferred Bonus
Daniel R. Lee Chairman of the Board and Chief Financial Officer	$656,250	$656,250

The deferred bonus will be deferred and paid over three years, one-third on each anniversary of such year’s bonus payment date.

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